UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

（775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2025, Transuite.Org Inc. (the “Company” or “TRSO”) entered into a Letter of Intent (“LOI”) with Goldfinch Group Co., Limited (“Goldfinch”), a private company registered in Hong Kong, pursuant to which TRSO proposes to acquire 100% of the issued and outstanding shares of Goldfinch in exchange for newly issued shares of TRSO common stock (the “Transaction”).

The LOI outlines the following key terms: The Transaction will involve TRSO issuing shares of its common stock to Goldfinch shareholders based on an agreed valuation of Goldfinch, to be determined following due diligence. The Transaction is subject to several conditions, including satisfactory due diligence, approval by the boards of directors of both parties, absence of any material adverse changes, and receipt of all required consents. The LOI includes mutual confidentiality provisions and permits either party to terminate the LOI after due diligence if results are unsatisfactory.

The LOI does not create a binding obligation to complete the Transaction, which remains subject to the negotiation and execution of definitive agreements. A copy of the LOI is attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 28, 2025, TRSO issued a press release announcing the LOI. A copy is attached as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated May 28, 2025, between Transuite.Org Inc. and Goldfinch Group Co., Limited.
99.1	Press Release dated May 28, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUTIE.ORG INC.

Date: May 28, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer